EXHIBIT 12
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

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                  --------------------------
                                                                     For the Six Months
                                                                       Ended June 30,
                                                                  --------------------------
                                                                     2002          2001
                                                                  -----------   ------------
Earnings as Defined in Regulation S-K (A):

Pre-tax Income from Continuing Operations                               $117           $239
Fixed Charges                                                            204            229
                                                                  -----------   ------------
Earnings                                                                $321           $468
                                                                  ===========   ============

Fixed Charges as Defined in Regulation S-K (B):

Total Interest Expense                                                  $203           $229
Interest Factor in Rentals                                                 1              1
Subsidiaries' Preferred Securities Dividend Requirements                   7             18
                                                                  -----------   ------------
Total Fixed Charges                                                     $211           $248
                                                                  ===========   ============

Ratio of Earnings to Fixed Charges                                      1.52           1.89
                                                                  ===========   ============

(A) The term "earnings" shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude (a) the amount of any interest capitalized during the period and
     (b) the actual amount of any preferred securities dividend requirements of majority-owned subsidiaries.

(B) Fixed Charges represent (a) interest, whether expensed or capitalized, (including interest on the securitized debt) (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in
     rentals,   and  (d)   preferred   securities   dividend   requirements   of
     subsidiaries.
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
                                                                   EXHIBIT 12(A)
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

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS


                                                                  --------------------------
                                                                     For the Six Months
                                                                       Ended June 30,
                                                                  --------------------------
                                                                      2002          2001
                                                                  -----------   ------------
Earnings as Defined in Regulation S-K (A):

Pre-tax Income from Continuing Operations                               $117           $239
Fixed Charges                                                            204            229
                                                                  -----------   ------------
Earnings                                                                $321           $468
                                                                  ===========   ============

Fixed Charges as Defined in Regulation S-K (B):

Total Interest Expense                                                  $203           $229
Interest Factor in Rentals                                                 1              1
Subsidiaries' Preferred Securities Dividend Requirements                   7             18
Preferred Stock Dividends                                                  2              4
Adjustment to Preferred Stock Dividends to state on a
   pre-income tax basis                                                    1              3
                                                                  -----------   ------------
Total Fixed Charges                                                     $214           $255
                                                                  ===========   ============

Ratio of Earnings to Fixed Charges                                      1.50           1.84
                                                                  ===========   ============

(A) The term "earnings" shall be defined as pretax income from continuing operations. Add to pretax income the amount of fixed charges adjusted to exclude (a) the amount of any interest capitalized during the period (b) the actual amount of any preferred securities dividend requirements of majority-owned subsidiaries (c) preferred stock dividends which were included in such fixed charges amount but not deducted in the determination of pretax income.

(B) Fixed Charges represent (a) interest, whether expensed or capitalized, (including interest on the securitized debt) (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and (d) preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect the pre-tax earnings requirement for Public Service Electric and Gas Company.

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